Earnings Presentation | Q4 2021 March 2022 Exhibit 99.2

Disclaimer Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The actual results of Finance of America Companies Inc., together with its subsidiaries and affiliates, “Finance of America” may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. You can also identify forward-looking statements by discussions of the Company’s expectations for 2022 financial performance, targeted revenue and margins across Mortgage and Specialty Finance business lines.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially, and potentially adversely, from those expressed or implied in the forward-looking statements. Most of these factors are outside Finance of America’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the effect of the COVID-19 pandemic on Finance of America’s business; (2) changes in prevailing interest rates or U.S. monetary policies that affect interest rates that may have a detrimental effect on our business; (3) the possibility that Finance of America may be adversely affected by other economic, business, and/or competitive factors in our markets; (4) our ability to obtain sufficient capital to meet the financing requirements of our business; (5) the use of estimates in measuring or determining the fair value of the majority of our assets and liabilities; (6) the possibility of disruption in the secondary home loan market, including the mortgage-backed securities market; and other risks and uncertainties set forth in the section entitled “Risk Factors” included in our Registration Statement on Form S-1 originally filed with the SEC on May 25, 2021, as such factors may be amended and updated from time to time in Finance of America’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. All subsequent written and oral forward-looking statements concerning Finance of America or other matters and attributable to Finance of America or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Finance of America expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in their expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based, except as required by law. Statement Regarding Non-GAAP Financial Measures This presentation also contains non-GAAP financial information. Management uses this information in its internal analysis of results and believes that this information may be useful to investors in assessing Finance of America’s operating performance. Such non-GAAP financial information, including Finance of America’s definitions and methods of calculation, are not necessarily comparable to similarly titled measures of other companies. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are set forth on slides 16 and 17. Certain non-GAAP financial measures presented herein exclude items that are significant in understanding and assessing Finance of America’s financial results or position. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP.  A reconciliation of our forward-looking Adjusted Net Income and Adjusted Net Income Margin outlook to net income and net income margin cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusted items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted.  For the same reasons, the company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

FOA is a consumer lending platform that is primed for growth FOA’s Specialty Finance & Services (“SF&S”) segments are increasingly driving its financial performance 51% of Revenue in Q4’21 was generated by the SF&S segments (defined as all segments other than Mortgage Originations) The SF&S segments are expected to remain the major driver of profitability in 2022 Management is laser focused on three strategic priorities to drive continued, profitable growth Optimize the Mortgage Originations segment to benefit from expected growth in the purchase and non-agency markets, as refinance volume is expected to decline Continue making significant investments in high growth businesses - Reverse, Commercial, Home Improvement, and Lender Services to capitalize on the opportunities in those markets Invest heavily in technology, data and operating models to monetize the substantial lifetime household value inherent in our franchise. We are uniquely positioned to capture household lending lifecycles from student through reverse loans Distinct product portfolio, distribution and capital markets capabilities drive growth regardless of the mortgage cycle

Fourth quarter and full year net loss solely attributable to the impairment of goodwill and intangible assets All values in $ Millions Q4 2021 FY 2021 Mortgage pre-tax income (loss) excluding impairment of goodwill and intangible assets ($8) $96 SF&S pre-tax income excluding impairment of goodwill and intangible assets 27 89 Total Company pre-tax income excluding impairment of goodwill and intangible assets 18 185 Impairment of goodwill and intangible assets (1,381) (1,381) Net tax benefit(1) 26 20 Net Loss ($1,336) ($1,177) The Company performed its annual goodwill impairment analysis as part of the year end 2021 financial statement close process. Due to a sustained decline in the Company’s stock price, the Company recognized a $1,381 million accounting impairment of the outstanding goodwill and certain intangible assets in the fourth quarter of 2021 to align the Company’s book value with a supportable control premium. This impairment contributed to a net loss for the quarter of $1,336 million. Excluding the impairment charge and related tax benefit, the Company generated net income of $15 million for the fourth quarter of 2021. 1$29 million benefit related to impairment of goodwill and intangible assets

Q4 2021 Highlights 1Please refer to the reconciliation of Net income (loss) to Non-GAAP financial measures on slide 16. Per share metrics calculated on an if-converted basis. Continued growth across segments Record quarterly revenue and funded volume in Reverse and Commercial segments Non-agency Mortgage volume grew 25% quarter over quarter; now accounting for 18% of overall Mortgage volume Sustained high levels of profitability Net loss of $(1,336) million due to impairment of goodwill and intangible assets Adjusted Net Income1 of $70 million; in-line with guidance Per share metrics Basic EPS of $(6.61), Diluted EPS of $(6.72) due to impairment of goodwill and intangible assets Adjusted Diluted EPS1 of $0.37; in-line with guidance

2021 full year Highlights 1Please refer to the reconciliation of Net income (loss) to Non-GAAP financial measures on slide 16. Per share metrics calculated on an if-converted basis. Continued growth across segments Record annual revenue in Reverse, Commercial and Lender Services segments Record annual origination volume in Mortgage, Reverse and Commercial segments Sustained high levels of profitability Net loss of $(1,177) million due to impairment of goodwill and intangible assets Adjusted Net Income1 of $308 million, driven by 177% growth in SF&S Per share metrics 2021 Adjusted Diluted Earnings per Share1 of $1.61

Our SF&S businesses continued their tremendous growth Total Revenue ($M) Adjusted Net Income ($M)(1) 1Please refer to the reconciliation of Net income (loss) to Non-GAAP financial measures on slides 16 and 17. ‘19-’21 SF&S CAGR 90% ‘19-’21 SF&S CAGR 45%

Management is laser focused on three key strategic priorities 3 Transform to a customer-centric organization 1 Optimize the Mortgage business Lower the cost base to reduce breakeven volume levels Focus on stable, growing Purchase and Non-Agency markets Flexible operating model to capitalize on episodic refinance markets 2 Invest in high growth businesses Marketing and product innovation to capitalize on the growth in Reverse Commercial infrastructure to capitalize on substantial pipeline New product technologies and expanded distribution in Lender Services to capture market share 1 Optimize the Mortgage business Focus on stable, growing Purchase and Non-Agency markets Flexible operating model to capitalize on episodic refinance markets Sell other FOA products as refinance volumes decline Meet our customers where they are and interact on their terms Delight our customers in every interaction with meaningful experiences Deliver the right products at the right time across a customer’s financial journey Develop valuable lifetime relationships with customers and intermediaries

We are taking several steps to optimize the mortgage business Leverage our retail distribution platform to capitalize on the shift to a purchase market Grow our non-qualified mortgage franchise Plan for a market with 25% of overall volume in refinance Sell more Reverse and Commercial products as refinance volumes decline Origination volume ($M)(1) 1 (1)Excludes Home Improvement Origination Volumes.

There is substantial opportunity to sell more SF&S products through our Mortgage channels SF&S Revenue attributable to Mortgage ($M): Two Year Trend Average number of products sold by Mortgage LOs and Brokers in 2021 45% 2-Year CAGR 1

We have made substantial investments in our high growth businesses Reverse Originations | Average Quarterly Headcount Commercial Originations | Average Quarterly Headcount Lender Services | Average Quarterly Headcount Segment Commentary | Average Quarterly Headcount Reverse Originations Increase is primarily in Sales (up 52% Q4 2021 vs. Q4 2020) and Back Office (up 35% Q4 2021 vs. Q4 2020) to meet demand Marketing headcount nearly doubled in 2021 compared to the end of 2020 Commercial Originations Increase is primarily in Sales and Marketing (up 44% Q4 2021 vs. Q4 2020) to meet demand Lender Services Increases have mainly been attributed to Operational support both in the US and Manila to process higher volumes 2

FOA embarked on an effort to transform to a customer-centric business Data, targeted campaigns, and a focus on end-to-end experiences will drive immediate impact while creating differentiation Engage with every FOA customer through Next Best Action campaigns & analytics execution, enhanced lead generation driven by Analytics & AI Intelligent Product Design Engine Advanced Data Analytics Build an enterprise data platform with advanced data management capabilities, machine learning analytics, and a 360 view of the customer Customer Hub Keep borrowers engaged beyond a transaction – provide them with a centralized, easy to use, relevant and engaging user experience 3

We have a strong foundation to ensure success Our vast infrastructure across growing, highly profitable businesses coupled with our proven ability to innovate are true differentiators that will ensure long term profitable growth Best-in-class capital markets capabilities drive innovation, product development, and strong relationships with asset investors Our broad distribution network and extensive customer database allow us to maximize customer value We are market leaders in high growth, profitable businesses such as Reverse and Commercial Vast Infrastructure Scale Where It Matters Proven Innovation

Q1 Guidance Q1 2021 Actual Revenue & Margin Q1 2022 Projected Revenue & Margin Mortgage Specialty Finance & Services Revenue ($ million) $320 $188 Adjusted Net Income Margin1 23% $72M 19% $35M Mortgage Specialty Finance & Services Revenue ($ million) $150-170 $230-250 Adjusted Net Income Margin1 0-2% 19-21% 1 Please refer to the reconciliation of Net income (loss) (GAAP) to Adjusted Net Income (Non-GAAP financial measures) on Slides 16 and 17.

SUPPORTING MATERIALS

Non-GAAP Reconciliation for FOA All values in $ Millions 2019 2020 2021 Q4 2021 Q1 2021 Net income (loss) $78 $498 $(1,177) $(1,336) $124 Adjustments for: Impairment of goodwill and intangible assets - - 1,381 1,381 - Changes in fair value(1) 17 58 108 52 12 Amortization of intangibles ex impairment of goodwill and intangible assets(2) 3 3 41 14 1 Equity-based compensation(3) 3 - 32 11 - Certain non-recurring costs 15 19 53 - 7 Tax effect on net income/loss attributable to noncontrolling interest* (20) (128) 28 63 (31) Tax effect of adjustments*(4) (10) (21) (158) (115) (5) Adjusted Net Income $85 $430 $308 $70 $107 Weighted average diluted share count 190,745,873 189,436,869 Adjusted Diluted EPS $1.61 $0.37 *We applied a 26% effective tax rate to pre-tax income and adjustments (excluding change in fair value of warrant liability, which is a permanent book/tax difference) for the respective period 1 Changes in fair value includes the following line items: Changes in fair value of loans and securities held for investment, Changes in fair value of deferred purchase price obligations, Change in fair value of warrant liability, and Change in fair value of minority investments 2 Successor period amortization includes amortization of intangibles recognized from the business combination with Replay 3 Funded 85% by the non-controlling interests 4 Tax effect of adjustments includes the following line items: Tax effect of adjustments attributable to noncontrolling interest and Tax effect of adjustments attributable to controlling interest

Non-GAAP Reconciliation for Mortgage and SF&S

Mortgage					
All values in $ Millions	2019	2020	2021	Q4 2021	Q1 2021
Pre-tax income (loss)	$20	$460	$(679)	$(783)	$96
Adjustments for:					
Impairment of goodwill and intangible assets	-	-	775	775	-
Changes in fair value[1]	-	6	-	-	-
Amortization of intangibles ex impairment of goodwill and intangible assets[2]	-	-	5	2	-
Equity-based compensation[3]	-	-	7	2	-
Certain non-recurring costs	13	7	10	-	1
Tax effect on pre-tax income (loss)	(5)	(120)	177	204	(25)
Tax effect of adjustments*[4]	(3)	(3)	(207)	(203)	-
Adjusted Net Income	**$ 24**	**$350**	**$88**	**$(3)**	**$72**

Specialty Finance & Services					
All values in $ Millions	2019	2020	2021	Q4 2021	Q1 2021
Pre-tax income (loss)	$58	$40	$(517)	$(579)	$29
Adjustments for:					
Impairment of goodwill and intangible assets	-	-	606	606	-
Changes in fair value[1]	17	52	108	52	12
Amortization of intangibles ex impairment of goodwill and intangible assets[2]	3	3	36	12	1
Equity-based compensation[3]	3	-	25	9	-
Certain non-recurring costs	2	12	43	-	6
Tax effect on pre-tax income (loss)	(15)	(10)	(129)	(115)	(7)
Tax effect of adjustments*[4]	(6)	(17)	49	88	(5)
Adjusted Net Income	**$61**	**$80**	**$220**	**$73**	**$35**

*We applied a 26% effective tax rate to pre-tax income and adjustments (excluding change in fair value of warrant liability, which is a permanent book/tax difference) for the respective period

1 Changes in fair value includes the following line items: Changes in fair value of loans and securities held for investment, Changes in fair value of deferred purchase price obligations, Change in fair value of warrant liability, and Change in fair value of minority investments

2 Successor period amortization includes amortization of intangibles recognized from the business combination with Replay.

3 Funded 85% by the non-controlling interests

4 Tax effect of adjustments includes the following line items: Tax effect of adjustments attributable to noncontrolling interest and Tax effect of adjustments attributable to controlling interest

FINANCE OF AMERICA COMPANIES | Slide 17